UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2005

ZOMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-28426	No. 41-1833089
(Commission File Number)	(IRS Employer
Identification No.)

5353 Nathan Lane

Plymouth, MN   55442

(Address of Principal Executive Offices)  (Zip Code)

(763) 553-9300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On August 9, 2005, Zomax Incorporated entered into an employment agreement with Richard D. Barnes as Executive Vice President and Chief Financial Officer of Zomax, which agreement is effective as of August 22, 2005, the date Mr. Barnes will begin employment with Zomax.  The agreement automatically extends for additional one-year terms unless either party gives the other a three-month notice that the agreement will not be extended.  Pursuant to the terms of the agreement, the initial base salary for Mr. Barnes is $275,000.  In addition, Mr. Barnes is eligible to receive an annual bonus pursuant to criteria set by the Chief Executive Officer, Board or Compensation Committee each year.  The agreement provides that, on August 22, 2005, Mr. Barnes shall receive (i) a sign-on bonus in the amount of $60,000 and (ii) a ten-year stock option for the purchase of 200,000 shares pursuant to the Company’s 2004 Equity Incentive Plan, which option shall have an exercise price equal to the closing price of the Common Stock of Zomax on the date of grant and shall vest in four equal annual increments beginning on August 22, 2006.  If Mr. Barnes’s employment is terminated by Zomax without cause, by Mr. Barnes for good reason or upon Zomax’s failure to extend the agreement pursuant to the death or disability of Mr. Barnes, he shall be entitled to (i) an amount equal to 1.125 times his then current annual base salary, (ii) acceleration of the vesting of all equity awards held by him and (iii) health care benefits for nine months.  If termination of employment is within one year after a change of control, Mr. Barnes shall be entitled to (i) an amount equal to 1.5 times his then current annual base salary, (ii) acceleration of the vesting of all equity awards held by him and (iii) health care benefits for 12 months (18 months if the agreement is not extended because of Mr. Barnes’s death or disability).  For one year following termination of employment with Zomax, Mr. Barnes has agreed that he will not compete with Zomax, solicit any or our employees to leave Zomax or interfere with our relationship with our customers.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 9, 2005, Zomax issued a press release, announcing that Richard D. Barnes, age 48, has been appointed as Executive Vice President and Chief Financial Officer of Zomax effective as of August 22, 2005.  Mr. Barnes served as an executive officer of ValueVision Media, Inc. from 1999 to 2004, serving most recently as Chief Financial Officer and Chief Operating Officer.  The information contained under Item 1.01 above is incorporated herein by reference.  The full text of the above-referenced press release is set forth in Exhibit 99.1 attached hereto and is incorporated in this Current Report as if fully set forth herein.

As previously reported, Robert J. Rueckl resigned as Chief Financial Officer effective as of August 12, 2005.  From August 12, 2005 to August 22, 2005 when Mr. Barnes begins employment with Zomax, Anthony Angelini, President and Chief Executive Officer of Zomax, will also serve as Acting Chief Financial Officer.

Item 9.01               Financial Statements and Exhibits.

(a)           Financial statements:  None.

(b)           Pro forma financial information:  None.

(c)           Exhibits:

10.1         Employment Agreement dated August 22, 2005 with Richard D. Barnes

99.1         Press release dated August 9, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 10, 2005

ZOMAX INCORPORATED

By	/s/ Anthony Angelini
Anthony Angelini
President and Chief Executive Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
August 9, 2005	0-28426

ZOMAX INCORPORATED

EXHIBIT NO.	ITEM

10.1	Employment Agreement dated August 22, 2005 with Richard D. Barnes.
99.1	Press release dated August 9, 2005.